Form of Voting Agreement

This Voting Agreement (this “Agreement”), dated as of January 28, 2014, is between the undersigned shareholder (“Shareholder”) of LCY Chemical Corp., a corporation organized under the laws of the Republic of China (the “Company”), and Kraton Performance Polymers, Inc., a Delaware corporation (“Kraton”). This Agreement refers to each of Shareholder and Kraton as a “Party” and together as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Combination Agreement (as defined in the Recitals below).

WHEREAS, promptly following the execution of this Agreement, the Company is entering into a Combination Agreement with Kraton and other parties (as the same may be amended, the “Combination Agreement”), providing for a business combination in which the Company will contribute, directly or indirectly, its styrenic block copolymers business in exchange for ordinary shares of a new holding company formed by Kraton (together with other transactions contemplated by the Combination Agreement and any related matters, the “Combination”), subject to, among other things, approval by the shareholders of the Company pursuant to the Company Act and the Business Mergers and Acquisitions Act of Taiwan; and

WHEREAS, as a condition to Kraton’s willingness to enter into the Combination Agreement, Shareholder has agreed to execute and deliver this Agreement with respect to the shares of common stock of the Company (“Company Stock”) beneficially owned by Shareholder and set forth on Exhibit A hereto (the “Original Shares” and, together with any additional shares of Company Stock acquired pursuant to Section 2, the “Shares”).

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.           Agreement to Vote Shares.

(a)          Shareholder irrevocably agrees to vote, or cause to be voted, all of the Shares in favor of the Combination at the London Stockholder Meeting, and at every adjournment or postponement thereof, or in any other circumstance upon which a vote or approval of Shareholder with respect to the Combination is sought (any such circumstance, a “Shareholder Meeting”). Shareholder further irrevocably agrees to vote, or cause to be voted, all of the Shares at any Shareholder Meeting against any action that would (i) oppose, impede, delay, postpone or be inconsistent with the Combination or the approval thereof or (ii) make impossible or unlikely the satisfaction of any of the conditions to closing set forth in Article VII of the Combination Agreement. Shareholder will not take any action that would knowingly induce or encourage other holders of Company Stock (A) not to attend a Shareholder Meeting; (B) not to vote in favor of the Combination; or (C) to vote in favor of any action that would (I) oppose, impede, delay, postpone or be inconsistent with the Combination or the approval thereof or (II) make impossible or unlikely the satisfaction of any of the conditions set forth in Article VII of the Combination Agreement. Shareholder will not, and will not permit any entity under Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than this Agreement. Shareholder agrees to provide or cause the Company to provide Kraton with reasonable documentation to demonstrate that the votes on all Shares are cast in accordance with this Agreement.

(b)          Nothing in this Agreement shall restrict Shareholder in any way from voting Shares in favor of, voting against or abstaining from voting with respect to any matter presented to the holders of Company Stock, except, in each case, with respect to any matter subject to the voting requirements of Section 1(a).

(c)          This Section 1 shall not require Shareholder to exercise (or cause to be exercised) any warrants, options or other rights (if any) to acquire shares of Company Stock.

2.           Transfer and Other Matters.

(a)          Shareholder will not, directly or indirectly, sell, pledge, encumber or otherwise transfer (“Transfer”) any of the Shares, except to a person who is a related party or affiliate of the Shareholder (or, if such person is not a related party or affiliate of the Shareholder, with the written consent of Kraton, which consent shall not be unreasonably withheld or delayed) and provided that such person agrees in writing to be bound by the terms of this Agreement as a precondition to such Transfer and provided that a copy of such instrument is provided promptly to Kraton and, upon delivery to Kraton of such instrument, Shareholder’s obligations under Section 1(a) of this Agreement to vote, or cause to be voted, such Transferred Shares shall cease, and such Transferred Shares shall no longer be considered Shares for purposes of this Agreement, from and after the time of such Transfer, provided, however, that Shareholder may pledge or encumber (including creating or incurring any lien upon) any of the Shares if such pledge or encumbrance would not (i) prevent Shareholder from performing any of his or her obligations under this Agreement or (ii) reasonably be expected to result in a foreclosure with respect to such Shares prior to the receipt of the London Stockholder Approval (such encumbrances, “Restrictive Encumbrances”).

(b)          Shareholder agrees and acknowledges that all shares of Company Stock that Shareholder purchases or otherwise acquires the right to vote for his or her own account after the execution of this Agreement shall become subject to the terms of this Agreement and shall constitute Shares as of the date of such acquisition for all purposes of this Agreement, except for purposes of Section 3.

(c)          Shareholder has executed and delivered this Agreement solely in his or her capacity as a holder of Shares, and nothing in this Agreement shall limit or affect any actions taken by him or her in his or her capacity as an officer, director or employee of the Company, and any such actions shall not, individually or in the aggregate, be deemed to constitute a breach of this Agreement.

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3.           Representations of Shareholder. Shareholder represents and warrants that:

(a)          Shareholder has full power and authority and legal capacity to execute and deliver this Agreement and to perform fully Shareholder’s obligations hereunder (including the voting requirements described in Section 1(a)). This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Shareholder owns, beneficially and, unless a different record holder is specified on Exhibit A hereto, of record, all of the Original Shares listed on Exhibit A hereto free and clear of all Restrictive Encumbrances. Shareholder does not beneficially own or have any right to acquire for his or her own account any shares of Company Stock other than the Original Shares listed on Exhibit A hereto. Except pursuant to this Agreement, Shareholder has not entered into any Contract, option or other arrangement of any character relating to the pledge, disposition or voting of any of the Original Shares, except as would not (i) prevent Shareholder from performing any of his or her obligations under this Agreement or (ii) reasonably be expected to result in a foreclosure with respect to such Original Shares prior to the receipt of the London Stockholder Approval, and there are no outstanding proxies, voting trusts or voting agreements with respect to the Original Shares, except with respect to any matter not subject to the voting requirements of Section 1(a). Shareholder has full and exclusive power to vote the Shares.

(b)          None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement or compliance by Shareholder with any provision of this Agreement will (i) conflict with or result in a breach of, or constitute a default (with or without notice of lapse of time or both) under, any Contract or regulation that is binding on Shareholder or any of his or her material properties or assets or (ii) require any consent, approval or authorization of any Governmental Body or any third party (including the spouse, if any, of Shareholder), except where the failure to obtain any such consent, individually or in the aggregate, would not (A) prevent Shareholder from performing any of his or her obligations under this Agreement or (B) reasonably be expected to result in a foreclosure with respect to any Original Shares prior to the receipt of the London Stockholder Approval.

4.           Termination. This Agreement shall terminate upon the earliest to occur of (i) the date, if any, on which the London Stockholder Approval is obtained and (ii) the date on which the Combination Agreement is terminated in accordance with its terms. In the event of any such termination, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Parties, except that no such termination such shall relieve the Shareholder of any liability under this Agreement arising out of any breach by the Shareholder of this Agreement in the case of a termination of the Combination Agreement by reason of a failure to obtain the London Stockholder Approval.

5.           Limitation of Liability. Shareholder will not be liable under this Agreement for any breach or violation by any other person of any other agreement entered into in connection with the Combination Agreement or the Combination, including any voting agreements entered into between any other holder of Company Stock and Kraton.

6.           Remedies. The Parties agree that Kraton shall have the right to seek specific performance and other equitable relief to enforce Shareholder’s performance of his or her obligations under this Agreement, in addition to any and all other rights and remedies Kraton may have at law. The Parties agree that there are no third party beneficiaries of this Agreement.

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7.            Miscellaneous.

(a)          This Agreement constitutes the entire agreement, and supersedes all prior agreements, written or oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended, supplemented or otherwise modified except by an express written agreement signed by Shareholder and Kraton. No waiver of any provision hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party. This Agreement shall not confer upon any person other than Kraton and the Shareholder any rights or remedies hereunder.

(b)           Nothing contained in this Agreement shall vest in Kraton any direct or indirect ownership or incidence of ownership with respect to any Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and Kraton shall have no authority to direct Shareholder in the voting or Transfer of any of the Shares, except as otherwise provided herein.

(c)          Except as otherwise provided in this Agreement, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and, in the case of delivery in person or by overnight courier, shall be deemed to have been duly given upon receipt) by delivery in person or overnight courier to the respective parties at the following addresses, delivery by facsimile transmission to the respective parties at the following fax numbers or delivery by electronic mail transmission to the respective parties at the following email addresses, or at such other address, fax number or email address for a party as shall be specified in a notice given in accordance with this Section 7(c); provided, however, that delivery by facsimile transmission or electronic mail transmission shall be deemed to have been duly given upon receipt only if promptly confirmed by telephone:

If to Shareholder:

[               ]

Attention: [               ]

Fax: [             ]

Email: [             ]

Telephone: [             ]

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with a copy to:

LCY Chemical Corp.

4F., No. 83, Sec. 4, Bade Rd., Songshan Dist.

Taipei City 105, Taiwan (R.O.C.)

Attention: Linda Wu

Fax: +886-2-2764-5749

Email: linda.wu@lcygroup.com

Telephone: +886-2-2763-1611

If to Kraton:

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Boulevard, Suite 300

Houston, Texas 77032

Attention: General Counsel

Fax: (281) 504-4741

Email: steve.duffy@kraton.com

Telephone: +1 (832) 204-5400

with a copy to:

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

Attention: Stephen Massad

Fax: (713) 229-7775

Email: stephen.massad@bakerbotts.com

Telephone: +1 (713) 229-1475

and a copy to:

Lee and Li, Attorneys-at-Law

9F, 201 Tun Hua N. Road

Taipei, Taiwan 10508, R. O. C.

Fax: (886) 2-27133966

Email: joycefan@leeandli.com

Telephone: (886) 2-27153300

or to such other address, facsimile number, email address or telephone as either Party may, from time to time, designate in a written notice given in a like manner.

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(d)          This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of China, without regard to any choice of law provisions thereof that would result in the application of the laws of any other jurisdiction. Each Party irrevocably agrees that any legal action with respect to this Agreement shall be brought exclusively in the District Court of Taipei. Each Party hereby submits to the personal jurisdiction of that court.

(e)          Any term or provision of this Agreement that is invalid or unenforceable in any circumstance shall, as to that circumstance, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other circumstance. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(f)          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(g)          Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.,

(h)          The language used in this Agreement shall be deemed to be the language the Parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any Party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)          The voting of the Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by rules and procedures applicable to a Shareholder Meeting and applicable Law. For the avoidance of doubt, voting of the Shares pursuant to this Agreement need not make explicit reference to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

KRATON PERFORMANCE POLYMERS, INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Number of Original Shares of Company Stock Beneficially Owned by Shareholder as of the date of this Agreement: _____________

A-1